Richard A. Eisner & Company, LLP
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                                                     Accountants and Consultants

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                                                                    Exhibit 16.1



December 23, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Conserver Corporation of America
    File Ref. No. 0-22191

We were previously the principal accountants for Conserver Corporation of America; under the date of August 28, 1997 (September 24, 1997 with respect to Note D, October 2, 1997 with respect to Notes K[2] and [5] and October 3, 1997 with respect to Note K[10]), we reported on the financial statements of Conserver Corporation of America as at June 30, 1997 and for the ten months then ended and for the period from March 6, 1996 (date of incorporation) to August 31, 1996 and for the period from March 6, 1996 (date of incorporation) to June 30, 1997. On December 18, 1997 our engagement terminated. We have read the statements included under Item 4 of Form 8-K of Conserver Corporation of America and we agree with such statements.

Veru truly yours,


/s/ Richard A. Eisner & Company, LLP
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  Richard A. Eisner & Company, LLP